                             [MISONIX LOGO OMITTED]

FOR IMMEDIATE RELEASE

            Misonix Contact:                        Investor Relations Contact:
            Richard Zaremba                         Jordan M. Darrow
            Chief Financial Officer                 Darrow Associates, Inc.
            631-694-9555                            631-367-1866
            invest@misonix.com                      jdarrow@optonline.net

                MISONIX REPORTS FISCAL 2006 THIRD QUARTER RESULTS

FARMINGDALE, NY -- May 8, 2006 -- Misonix, Inc. (Nasdaq: MSON), a developer of ultrasonic medical device technology for the treatment of cancer and other health conditions, today announced the results of the Company's fiscal third quarter and nine months ended March 31, 2006. Operational highlights from the beginning of the fiscal third quarter to date include:

     o    Delivered on commitment to have a Distribution Agreement with Medline
          Industries for the ultrasonic wound debrider
     o    Over 300 clinicians participated in debridement workshops using the
          Misonix wound debrider at the Society for Advancement of Wound Care
     o    35 Procedures with the bone cutter prototype
     o    Started discussions with potential distributors for the bone cutter
     o    Development of an ultrasonic bone shaver that has 510(k) clearance from the Food and Drug Administration (FDA)
     o    Purchase of a majority interest in our distributor UKHIFU
     o    Presently have 23 sites in the U.K. for treatment with the SB500(R)
          for prostate cancer driving fee per use revenue
     o    Announced impressive clinical results for the SB500
     o    Started clinicals in Europe this month for the treatment of kidney cancer using the Misonix Sonatherm product

Fiscal 2006 Third Quarter Results

Revenues for the three months ended March 31, 2006 were $10.2 million, a 7%
decrease when compared with revenues of $10.9 million for the same period in fiscal 2005. Medical device products revenues decreased 10% to $5.1 million and laboratory and scientific products revenues decreased 2% to $5.1 million. The decrease in medical device products revenues was attributable to a 12% decrease in therapeutic medical device products revenues to $2.3 million and a 9%
decrease in diagnostic medical device products revenues to $2.8 million. The decrease in laboratory and scientific products revenues was mainly attributable to a 13% reduction in sales of Labcaire products, primarily endoscope cleaning and disinfecting units, partially offset by a 19% increase in sales of laboratory ultrasonic products and a 56% increase in sales of wet scrubber products.

                                       5

The Company recorded a net loss for the third fiscal quarter 2006 of $829,000, or $.12 loss per fully diluted share, compared with net income of $3,000, or
$.00 per fully diluted share for the same period in fiscal 2005.

The Company reported a backlog of unfilled orders as of March 31, 2006 of $7.5 million. Medical device products backlog was $5.9 million and laboratory and scientific products backlog was $1.6 million.

Fiscal 2006 Nine Months Results
-------------------------------

Revenues for the nine months ended March 31, 2006 were $29.6 million, an 8%
reduction when compared with revenues of $32.0 million for the same period in fiscal 2005. Medical device products revenues decreased 10% to $15.6 million and laboratory and scientific products revenues decreased 5% to $14.0 million. The
Company recorded a net loss for the nine months ended March 31, 2006 of $2.6 million, or $.39 loss per fully diluted share, compared with net income of
$598,000, or $.09 per fully diluted share, for the same period in fiscal 2005.

Michael A. McManus, Jr., President and Chief Executive Officer of Misonix
stated, "We are disappointed that our traditional medical device business was down again for the quarter. Sales through our distributors continue to be slow.
We continue to work with each of our distributors, their sales people and doctors to ensure that our products continue to be seen as best-in-class with appropriate marketing support. We will be monitoring their progress and will work with them to grow the businesses with line extensions and other marketing efforts. We are also experiencing an increase in the cost of materials as the price of titanium, used in our probes, has been increasing along with other metals in general. A portion, or all, of the cost increase may be passed on to distributors.

"While we are working hard on our traditional platform, our primary focus is on our new products for the treatment of cancer and other large markets. We previously announced the progress we are making in Europe in both our clinical results and the number of centers served with the Sonablate 500(R) (SB500) for
HIFU treatment of prostate cancer. We have formed relationships with key doctors and other opinion leaders in each country who are championing the SB500 as the most efficacious and optimal method for treating most cases of prostate cancer.
We received a great response at the European Urology Association Meeting with more than 500 doctors expressing interest in the SB500. We expect to sign up several new distributors in countries where we do not have a presence. We also announced the purchase of a 60% equity interest in UKHIFU, our U.K. distributor for the SB500. This transaction will not only give us a greater percent of the fee-per-use revenue from procedures in the U.K., but will also give us a solid platform for continued growth of all of our HIFU products in Europe. We now have a new Director of Marketing and Sales in Europe with considerable experience in urology, as well as an experienced doctor for our clinical work.

"The results we are getting with SB500 prostate cancer treatments are better than any results we have seen published for other HIFU products or other modalities. In a recent clinical study of patients treated for prostate cancer with the SB500, PSA levels in 89% of men were below 0.5, against a standard of
1.0. We also had potency levels of 70%

                                       6

after the procedure, with 95% after use of a drug for erectile dysfunction. With the backdrop of these impressive results, we are not surprised that there has been an acceleration of centers using the SB500. After just 15 months in which we have focused on the United Kingdom, we have established 23 centers for SB500 treatments, which we believe makes this product the most available HIFU prostate cancer treatment in the region. While we expect to see more direct sales of the
SB500, our preferred model will continue to be more fee-per-use revenues from an increasing number of centers instead of capital sales for the device.

"We have accomplished one of our goals by entering into a distribution agreement with Medline Industries for the SonicOne(R) Ultrasonic Wound Debridement System.
Medline, a privately-held distributor of healthcare products with $2 billion in annual sales, has been named the exclusive distributor for the SonicOne wound care product in the United States. We are excited to be launching our product into a $4 billion global market.

"This agreement is an example of how we are focused on delivering new products into large markets. We wanted to be able to announce an agreement sooner, but we believe spending more time to get the best agreement was in the shareholders'
interest.

"We continue successful work on our Sonatherm product for ablation of soft tissue. We will begin clinical studies at three sites in Europe for the treatment of kidney cancer. A treat-and-resect trial will be conducted first, followed by a treatment-only clinical. We expect to have both trials completed by the European Association of Urology and the American Urology Association in
the second quarter of calendar 2007. Clinical studies in the U.S. could start by the end of 2007. If we can meet this schedule, we will be four years and more than $4 million ahead of where we would be without our 510(k) clearance by the
U.S. Food and Drug Administration. An accelerated market entry is very important considering our estimate of the worldwide market for the Sonatherm addresses in excess of 3,000 targeted centers.

"The development of the bone cutter continues to progress with favorable results. We have completed several human treatments at the University of
Pittsburgh. We also have prototype models available for demonstration and use by doctors from several large orthopedic companies. Based on the feedback from several leading doctors who have worked with this product, we are also developing a new, longer probe. We are already in discussions with major distributors that have the ability to market this product on a large scale, which puts us on a trajectory to launch the bone cutter in the first half of calendar 2007.

"The research and engineering associated with several of our products has led to the development of a new ultrasonic medical device for bone shaving. The device has a 510(k) clearance issued by the FDA. This product is to be added to our neuroaspirator platform. We believe that with the addition of the bone shaver, sales of the neuroaspirator platform will accelerate.

"We will continue to look for opportunities to enhance shareholder value. Our ongoing businesses, an impressive pipeline of new products and our balance sheet will enable us to pursue attractive growth opportunities."

                                       7

Conference Call and Web Cast
----------------------------

As previously announced, the Company has scheduled a conference call and Web cast to discuss the Company's third quarter fiscal year 2006 financial results today, May 8, 2006, at 4:00 PM Eastern time. The conference call will be broadcast live on the Internet via the Investor Relations section of the
Company's Web site at www.misonix.com. Alternatively, participants may join the conference call by dialing 866-270-6057 (domestic) or 617-213-8891
(international) and entering the reservation code 71052775. Participants should use these access methods about 10 minutes prior to the start time.

For those unable to attend the live results broadcasts, replays will be available beginning approximately one hour after the events. Replay information will be posted on the Misonix Web site following the conclusion of the live broadcasts. There is no charge for participants to access the live broadcasts or replays.

About Misonix

Misonix develops, manufactures, and markets medical, scientific, and industrial ultrasonic and air pollution systems. Misonix's ultrasonic platform is the basis for several innovative medical technologies. Misonix has a minority equity position in Focus Surgery, Inc. which uses high intensity focused ultrasound technology to destroy deep-seated cancerous tissues without affecting surrounding healthy tissue. Addressing a combined market estimated to be in excess of $4 billion annually, Misonix's proprietary ultrasonic medical devices are used for wound debridement, cosmetic surgery, neurosurgery, laparoscopic surgery, and other surgical and medical applications. Additional information is available on the Company's Web site at www.misonix.com.

                                      # # #

With the exception of historical information contained in this press release, content herein may contain "forward looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of
1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. In particular, the Company may not be successful in its efforts with respect to strategic opportunities for its Laboratory and Scientific Division and the affect this activity may have on the other businesses within the Company. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, uncertainties as a result of research and development, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, regulatory risks including approval of pending and/or contemplated
510(k) filings, the ability to achieve and maintain profitability in the
Company's business lines, and other factors discussed in the Company's Annual
Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current
Reports on Form 8-K.

                                      * * *
                               (tables to follow)

                                       8

                                  MISONIX, INC.
                      Consolidated Statements of Operations
                                    Unaudited

                                                  Three Months Ended             Nine Months Ended
                                                        March 31,                      March 31,
                                                  2006           2005            2006             2005
                                             ------------    ------------    ------------    ------------

Net sales                                     $10,169,778     $10,879,607     $29,549,736     $32,016,885
Cost of goods sold                              6,216,776       6,330,457      18,296,682      18,610,337
                                             ------------    ------------    ------------    ------------
Gross profit                                    3,953,002       4,549,150      11,253,054      13,406,548
Selling expenses                                1,765,639       1,476,236       5,014,110       4,407,551
General and administrative expenses             2,502,626       2,284,786       7,528,168       6,026,911
Research and development expenses                 975,307         918,112       2,739,043       2,540,070
                                             ------------    ------------    ------------    ------------
Total operating expenses                        5,243,572       4,679,134      15,281,321      12,974,532
                                             ------------    ------------    ------------    ------------
(Loss) income from operations                  (1,290,570)       (129,984)     (4,028,267)        432,016
Total other income                                144,143         195,111         458,334         549,004
                                             ------------    ------------    ------------    ------------
(Loss) income before minority interest and
income taxes                                   (1,146,427)         65,127      (3,569,933)        981,020
Minority interest in net (loss) income of
consolidated subsidiaries                          (6,465)         29,083          12,659          56,329
                                             ------------    ------------    ------------    ------------
(Loss) income before income taxes              (1,139,962)         36,044      (3,582,592)        924,691
Income tax (benefit) expense                     (310,844)         32,683        (941,006)        326,727
                                             ------------    ------------    ------------    ------------
Net (loss) income                               ($829,118)         $3,361     ($2,641,586)       $597,964
                                             ============    ============    ============    ============
Net (loss) income per share-basic                  ($0.12)          $0.00          ($0.39)          $0.09
                                             ============    ============    ============    ============
Net (loss) income per share-diluted                ($0.12)          $0.00          ($0.39)          $0.09
                                             ============    ============    ============    ============
Weighted average common shares-basic            6,884,169       6,812,673       6,857,924       6,776,137
                                             ============    ============    ============    ============
Weighted average common shares-diluted          6,884,169       7,037,501       6,857,924       6,981,837
                                             ============    ============    ============    ============

                                        9

                                  MISONIX, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                UNAUDITED        AUDITED
                                                                                MARCH 31,        JUNE 30,
                                                                                  2006            2005
                                                                              ------------    ------------

ASSETS
Current Assets:
  Cash and cash equivalents                                                   $    606,155    $  2,484,534
  Accounts receivable, net of allowance
       for doubtful accounts of $501,581 and
       $405,998, respectively                                                    7,195,229      11,757,827
  Inventories                                                                   11,365,341       9,780,501
  Income tax receivable                                                          1,073,292         224,734
  Deferred income taxes                                                          1,093,740         964,426
  Prepaid expenses and other current assets                                      1,464,073       1,336,104
                                                                              ------------    ------------
Total current assets                                                            22,797,830      26,548,126

Property, plant and equipment, net                                               6,205,689       6,409,835
Deferred income taxes                                                               37,903         244,769
Goodwill                                                                         4,473,713       4,473,713
Other assets                                                                       480,240         409,493
                                                                              ------------    ------------
Total assets                                                                  $ 33,995,375    $ 38,085,936
                                                                              ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Revolving credit facilities                                                    1,483,786       1,883,193
  Accounts payable                                                               4,647,504       5,482,313
  Accrued expenses and other current liabilities                                 2,401,235       2,901,247
  Current maturities of long-term debt and capital
       lease obligations                                                           345,544         376,148
                                                                              ------------    ------------
Total current liabilities                                                        8,878,069      10,642,901

Long-term debt and capital lease obligations                                     1,164,531       1,240,324
Deferred income taxes                                                                    0         270,884
Deferred income                                                                    373,422         508,582

Minority interest                                                                  341,744         329,085

Stockholders' equity:
  Capital stock, $0.01 par - shares authorized 10,000,000; 6,978,169 and
  6,902,752 issued and 6,900,369 and 6,824,952 outstanding, respectively            69,782          69,028
  Additional paid-in capital                                                    24,479,939      23,619,281
  Retained (deficit) earnings                                                   (1,040,420)      1,601,166
  Treasury stock, 77,800 shares                                                   (412,424)       (412,424)
  Accumulated other comprehensive income                                           140,732         217,109
                                                                              ------------    ------------
Total stockholders' equity                                                      23,237,609      25,094,160
                                                                              ------------    ------------

Total liabilities and stockholders' equity                                    $ 33,995,375    $ 38,085,936
                                                                              ============    ============
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